SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14 INFORMATION

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act of 1934

Filed by the registrant [ ]

Filed by party other than the registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAREER EDUCATION CORPORATION.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 BOSTIC R STEVEN
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)   Total fee paid

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

--------------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

(3)   Filing Party:

--------------------------------------------------------------------------------

(4)   Date Filed:

--------------------------------------------------------------------------------

Steve Bostic issued the following press release on May 17, 2006:

FOR IMMEDIATE RELEASE

      Steve Bostic Urges Career Education Corporation Management to Address
                              Unanswered Questions

  Urges Fellow Stockholders to Vote the BLUE Proxy Card to Protect the Value of
                                their Investment

SEA ISLAND, GA, May 17, 2006 -- Steve Bostic, the beneficial owner of approximately 1% of the outstanding stock of Career Education Corporation (CEC or NASDAQ: CECO), today issued the following letter to his fellow stockholders. The letter urges Career Education Corporation's management to address numerous unanswered questions and urges stockholders to vote for the alternative slate of directors, comprised of James Copeland, William Ide and himself, in order to ensure effective Board oversight, and restore integrity and sound educational values to the company:

Dear Fellow Stockholder,

Ever since American InterContinental University ("AIU") was placed on probation by the Southern Association of Colleges and Schools ("SACS") in December 2005, management of Career Education Corporation ("CEC") have maintained that they are working diligently to resolve AIU's accreditation troubles. Jack Larson has told stockholders that a third-party assessment addressing SACS' recommendations would be completed by March 2006.

Then how can it be that, as reported in The London Times on April 28, 2006, AIU London, a SACS accredited institution, became the only institution in history to fail a Quality Assurance Agency ("QAA") routine inspection? How can the Board explain the discrepancy between the measures they claim to be taking and results like AIU London's historic failed audit?

The bottom line is that AIU remains on probation, threatening its accreditation and jeopardizing CEC's principal asset. In light of this, stockholders must ask themselves whether Jack Larson and his Board will be able to regain the trust of SACS and save AIU's accreditation.

On February 8, 2006, I sent a letter to Jack Larson asking seven questions:

      (1) What changes do you plan to make in the oversight structure of CEC, and its constituent institutions, and in their operating practices, in order to correct past regulatory violations; assure regulatory compliance going forward; and instill and maintain an ethical corporate culture consistent with the Sarbanes-Oxley Act of 2002?

      (2) What changes have you made or do you plan to make specifically in the areas of marketing, admissions and financial aid with respect to: (i) operating policies and practices; (ii) personnel working in those areas; (iii) reporting relationships; (iv) regulatory audits or reviews; and (v) disciplinary actions?

      (3) What are the specific steps that AIU is taking in its "comprehensive action plan", which was mentioned in CEC's January 17, 2006 press release, to meet the Commission on Colleges of SACS criteria in each of the core academic and operational areas that have been identified as being deficient?

      (4) What changes do you plan to make to CEC's administration of its private loan programs to curb the loss of loan repayment revenue and to improve the accuracy of the reporting of loan status and bad debt expense?

      (5) What changes do you plan to make to the systems and practices that CEC uses to capture data and prepare reports to regulatory bodies and the public on key educational measures, in order to ensure accuracy in CEC's reported enrollment, retention, graduation and placement statistics?

      (6) What changes do you plan to make in CEC's academic and operational practices, including student services, to improve student retention and graduation rates?

      (7) What changes do you plan to make in CEC's human resources management policies and practices to improve employee morale, provide faculty and employee training and development and to build loyalty and increase the retention of valuable employees?

Jack Larson publicly stated that CEC intended to address many of my questions during its February 15th earnings call. Yet despite this undertaking, and despite all of CEC's communications with its stockholders during the last several months, including not one but two earnings calls and hundreds of thousands of dollars of stockholders' money spent on a recent media blitz, Jack Larson and his Board have not specifically answered the questions that I posed over three months ago.

Moreover, regardless of what management may be telling stockholders about U.S. Department of Education ("DOE") Title IV financial aid issues, DOE restrictions against CEC expanding with new campuses are "substantially still in place today," as stated by a DOE spokeswoman in the Wall Street Journal on May 8, 2006.

Jack Larson and his Board have dismissed these serious threats to the health and value of CEC with the same spin that allowed Jack Larson to state "[w]e have received a great deal of positive feedback from investors about our operation performance, and there has been a clear expression of support for our current management and board of directors," just six days after CEC's stockholders cast what ISS called the "highest ever recorded" withhold vote against management's director nominees at CEC's 2005 Annual Meeting. Stockholders should be insulted by the fact that Jack Larson and his Board believe they are so gullible. However, from personally working with SACS for years, I can assure you that the regulators will not be fooled by meaningless rhetoric.

DO NOT PLAY RUSSIAN ROULETTE WITH THE VALUE OF YOUR INVESTMENT!

During my tenure as President of AIU, the university was fully accredited by SACS, and at no time did SACS take negative action against AIU as it has done in the past with AIU's former "warning" status and now with AIU's probation status, the most severe action short of revocation of membership - all of which occurred under the watch of Jack Larson and his Board. My past record of managing AIU's relationship with SACS demonstrates that I have the credibility and judgment that is needed to help guide CEC through a Board-initiated transformation effort that can resolve the problems identified by SACS and restore its trust in AIU.

James E. Copeland, Jr. is the former CEO of Deloitte & Touche LLP, and his extensive accounting experience would benefit the Company in light of recent restatements and deficiencies in internal controls.

R. William Ide is the former President of the American Bar Association and is a current member of the board of trustees of Clark-Atlanta University, a SACS accredited institution, which makes him well-placed to restore sound educational values at CEC.

                  VOTE TO PROTECT THE VALUE OF YOUR INVESTMENT

                SIGN, DATE AND RETURN YOUR BLUE PROXY CARD TODAY

Even if you have already returned a white management card, you have every right to change your vote by sending in a later-dated BLUE proxy. Only your latest dated proxy will count.

Thank you for your support.

Sincerely,
/s/
Steve Bostic

                                    IMPORTANT

   If your shares are held in your own name, please sign, date and return the BLUE proxy card today. If your shares are held in "Street-Name," only your broker or bank can vote your shares and only upon your specific instructions. Please return the BLUE proxy card to your broker or bank and contact the person responsible for your account to ensure that a BLUE proxy is voted on your behalf.

           Do not sign any White proxy card you may receive from CEC.

   If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                           INNISFREE M&A INCORPORATED

                            TOLL-FREE: (877) 750-9499

                 Banks and Brokers call collect: (212) 750-5833

                                       ###

Media Inquiries:

Peter Duda
Weber Shandwick
212-445-8213
pduda@webershandwick.com

J.J. Rissi
Weber Shandwick
917-587-7090
jjrissi@webershandwick.com